EXHIBIT 15.2

KPMG Audit A division of KPMG S.A. Tour EQHO 2 avenue Gambetta CS 60055 92066 Paris La Défense Cedex S.A. au capital de €5 497 100 775 726 417 R.C.S. Nanterre	ERNST & YOUNG Audit 1/2, place des Saisons 92400 Courbevoie - Paris-La Défense 1 France SAS à capital variable 344 366 315 R.C.S Nanterre
Commissaire aux Comptes Membre de la compagnie régionale de Versailles et du Centre	Commissaire aux comptes Membre de la compagnie régionale de Versailles et du Centre

TotalEnergies SE

Consent of independent registered public accounting firms

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement on Form F-3 (File Nos. 333-255641, 333-255641-01, 333-255641-02 and 333-255641-03) of TotalEnergies SE (formerly Total SE), TotalEnergies Capital International (formerly Total Capital International), TotalEnergies Capital Canada Ltd. (formerly Total Capital Canada Ltd.) and TotalEnergies Capital (formerly Total Capital), and

(2)	Registration Statement on Form S-8 (File No. 333-255455) pertaining to the Total Holdings USA, Inc. 2021 Employee Shareholder Plan.

of our reports dated March 16, 2022, with respect to the consolidated financial statements of TotalEnergies SE and subsidiaries and the effectiveness of internal control over financial reporting of TotalEnergies SE and subsidiaries included in this Annual Report (Form 20-F) of TotalEnergies SE for the year ended December 31, 2021.

Paris-La Défense, March 24, 2022

KPMG Audit, a division of KPMG S.A.		ERNST & YOUNG Audit

/s/ JACQUES-FRANÇOIS GEORGES MARIE LETHU	/s/ ERIC VALERY JEAN-YVES JACQUET	/s/ ERNST & YOUNG Audit
Jacques-François, Georges, Marie Lethu	Eric , Valery, Jean-Yves Jacquet
Partner	Partner